Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2026, relating to the financial statements of Liftoff Mobile, Inc., appearing in Registration Statement No. 333-295144 on Form S-1 of Liftoff Mobile, Inc.

/s/ Deloitte & Touche LLP

San Francisco, California

June 3, 2026